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                                 ARTHUR ANDERSEN LLP










                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated December 12, 1996 on the financial statements of WSIS Series Trust (the name of the Trust was subsequently changed to "Schroder Series Trust") for the period ended October 31, 1996 and to all references to our Firm included in or made a part of the registration statement of Schroder Series Trust (Post-Effective Amendment No. 7), Investment Company Act File No. 811-7840 with the Securities and Exchange Commission.



                                                             ARTHUR ANDERSEN LLP

New York, New York
June 10, 1997